CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of World Funds Trust with respect to the filing of the Prospectus and Statement of Additional Information for the Rule One Fund, a series of World Funds Trust.

/s/TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
March 27, 2019

Tait Weller • Philadelphia Office • O: 215.979.8800 • F: 215.979.8811 • Two Liberty Place • 50 S. 16th Street • Suite 2900 • Philadelphia, PA 19102-2529